Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K
                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of International Series, Inc., and the Assistant General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection thterewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection thereiwth, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                  DATE

/s/ John F. Donahue        Chairman               January  5, 1996
John F. Donahue            (Chief Executive Officer)
                           and Director

/s/ Glen R. Johnson        President              January  5, 1996
Glen R. Johnson

/s/David M. Taylor         Treasurer              January  5, 1996
David M. Taylor

/s/ Thomas G. Bigley       Director               January  5, 1996
Thomas G. Bigley

/s/ John T. Conroy, Jr.                           Director  January  5, 1996
John T. Conroy, Jr.

/s/ William J. Copeland                           Director  January  5, 1996
William J. Copeland

/s/ James E. Dowd          Director               January  5, 1996
James E. Dowd

/s/ Lawrence D. Ellis, M.D.                       Director  January  5, 1996
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.                       Director  January  5, 1996
Edward L. Flaherty, Jr.

/s/ Peter E. Madden        Director               January  5, 1996
Peter E. Madden

/s/ Gregor F. Meyer        Director               January  5, 1996
Gregor F. Meyer

/s/ John E. Murray         Director               January  5, 1996
John E. Murray, Jr.

/s/ Wesley W. Posvar       Director               January  5, 1996
Wesley W. Posvar

/s/ Marjorie P. Smuts      Director               January  5, 1996
Marjorie P. Smuts

Sworn to and subscribed before me 5 day of January 5, 1995.

/s/ Marie M. Hamm